UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 26, 2025

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
(441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2025, William K. Bowman, President and Chief Executive Officer of James River Group Holdings, Ltd.’s (the “Company”) Specialty Admitted segment, informed the Company of his intention to retire on September 30, 2025. The Company has identified Lisa Binnie as Mr. Bowman’s successor as President of the Company’s Specialty Admitted segment, which will take effect on September 1, 2025 in order to allow for an orderly transition of duties prior to Mr. Bowman’s retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: August 29, 2025	By: /s/ Jeanette Miller
Jeanette Miller
Chief Legal Officer